Exhibit 99.2

SHOPKO STORES, INC.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of ShopKo Stores, Inc. (the “Company”) certifies that the Annual Report on Form 10-K of the Company for the fiscal year ended February 1, 2003 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  April 21, 2003

SHOPKO STORES, INC.

/s/ BRIAN W. BENDER Brian W. Bender Senior Vice President, Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to ShopKo Stores, Inc. and will be retained by ShopKo Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.